Exhibit 99.1

Accredited Members and Hangover Joe’s Announce Letter of Intent

COLORADO SPRINGS, Colo., April 16, 2012 – Accredited Members Holding Corporation (the “Company”) (OTCBB:ACCM), and Hangover Joe’s, Inc., a private Colorado corporation (“HOJ”), announce the signing of a  binding letter of intent (“LOI”) between the two companies.  The LOI provides that upon closing the transaction, the Company will issue a total number of common shares to the HOJ shareholders in exchange for all of their ownership interests in HOJ such that they will own approximately 69% of the combined company. The current shareholders of the Company will own approximately 31% of the combined company after the closing of the transaction.  The LOI further provides that, as a second step in the transaction, within five business days of the closing of the Acquisition the Company will sell to Accredited Members Acquisition Corporation (“Buyer”) all of the equity interests in three of the Company’s subsidiaries (the “Sale”), being Accredited Members, Inc., AMHC Managed Services, Inc. and World Wide Premium Packers, Inc. (collectively, the “Subsidiaries”).   Buyer is a private Colorado corporation owned by the Company’s two directors, JW Roth and David Lavigne.  Buyer will pay $10,000 and assume all liabilities related to the Subsidiaries in exchange for all of the shares in the Subsidiaries owned by the Company.

The closing of these transactions is subject to certain contingencies, including the negotiation of definitive agreements for both the Acquisition and the Sale, the absence of any material adverse change through the closing date in the businesses of the Company and HOJ, respectively, and approval of the Sale by the shareholders of the Company. Additionally, the Company’s shareholders will be asked to approve amendments to the Company’s articles of incorporation to increase its authorized capital and to effect a name change if the Acquisition occurs.   Shareholders will not be asked to approve the Acquisition.

About Accredited Members:

Accredited Members Holding Corporation (OTCBB:ACCM) is a publisher of research and information regarding small/micro cap companies as well as the publisher of Accredited Members magazine.  AMI provides an online social networking website intended for high net-worth investors (www.accreditedmembers.com), provides corporate “Profiles” that include multiple types of investor related services (including web articles, press releases and research), and holds conferences for investors to meet and build relationships with small/micro cap companies and other member investors.

About Hangover Joe’s:

Hangover Joe’s, Inc. is a company engaged in the production, sale and distribution of a hangover recovery shot.  Its recovery shot is formulated special combination of key essential amino acids, antioxidants and herbs that have been specially engineered for maximum hangover relief.  Hangover Joe’s has a license agreement with Warner Brothers designating its recovery shot as the officially licensed hangover product remedy for “The Hangover” movie series.  The stars of “The Hangover” movie series have their faces plastered on individual bottles of the two ounce recovery shots. Hangover Joe’s attends all major retailer trade shows and was selected the No. 1 new product at the “National Convenience Store Show” in 2011.

Forward-Looking Statements:

The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements involve risks and uncertainties, including statements regarding Accredited Members’ capital needs, business strategy and expectations.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, forward-looking statements can be identified by terminology such as “may”, “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology.  Actual events or results may differ materially. Accredited Members disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.  The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.